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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               __________________


                Date of Report (Date of earliest event reported):
                                DECEMBER 31, 2003


                               AP HENDERSON GROUP
             (Exact name of registrant as specified in its charter)



           NEVADA                                         88-0355504
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
       Incorporation)                                      Number)

                                     0-31153
                            (Commission File Number)

    600 WILSHIRE BLVD. SUITE 1252
       LOS ANGELES, CALIFORNIA                                90017
(Address of Principal Executive Offices)                    (Zip Code)


                                 (213) 538-1203
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to a Rescission Agreement dated December 31, 2003 between AP Henderson Group (the "Company") and Mr. Richard Henry, the Company and Mr. Henry rescinded the transaction whereby Mr. Henry previously transferred all of the capital shares of AP Henderson Ventures to the Company. On January 15, 2003, the Company and Mr. Henry entered into that certain Purchase Agreement ("Purchase Agreement") dated January 15, 2003 pursuant to which Mr. Henry transferred to the Company all of the outstanding capital shares ("AP Ventures Shares") of the common stock of AP Henderson Ventures, a Nevada corporation ("AP Ventures"), in exchange for the Company's issuance of 5,625,000 shares ("AP Henderson Shares") of common stock of the Company to Mr. Henry (such transaction referred to herein as the "Reorganization"). At all times following the Reorganization, Mr. Henry has served as the Chairman of the Board and Chief Executive Officer of the Company and has owned in excess of 85% of the outstanding common shares of the Company.

AP Ventures was organized on December 31, 2002 for the purpose of acquiring all of the capital shares of Jingbo Chemical (Bo Xing) Co., Ltd. ("Jingbo"), a Chinese foreign direct investment enterprise wholly-owned by Mr. Henry. On December 31, 2002, Mr. Henry transferred all of the capital shares of Jingbo to AP Ventures in exchange for AP Ventures' issuance of a total of 10,000 common shares of AP Ventures (defined above as the "AP Venture Shares").

Jingbo was formed by Mr. Henry in 2002 for the purpose of acquiring certain operating assets and liabilities (the "Jingbo Assets") "of Shandong Jingbo Petrochemical Company Limited, Shandong Jingbo Agrochemical Company Limited and Shandong Boxing Lu Nong Chemical Company Limited, which together had been engaged in the business of owning and operating a petrochemical refinery and agrochemical manufacturing company in the People's Republic of China ("PRC"). Mr. Henry had acquired the Jingbo Assets from certain unrelated private investors in the PRC in early 2002 in exchange for cash consideration. Mr. Henry contributed the Jingbo Assets to Jingbo on December 31, 2002, immediately prior to AP Ventures' acquisition of the capital shares of Jingbo.

Subsequent to the Reorganization, Mr. Henry became aware of certain material misrepresentations that were made to him by certain parties in connection with his acquisition of the Jingbo Assets. In addition, the Company and Mr. Henry have encountered frequent material acts of insubordination and recklessness by senior management of Jingbo. These circumstances create significant doubt as to the viability of the business of Jingbo and the Jingbo Assets.

Pursuant to the Rescission Agreement, Mr. Henry has returned to the Company for cancellation all of the AP Henderson Shares and the Company has returned to Mr. Henry all of the AP Ventures Shares.

Prior to the Rescission Agreement, AP Ventures had served as a wholly-owned subsidiary of the Company and held all of the Company's assets and operations by way of its ownership of Jingbo, which in turn held the Jingbo Assets. After giving effect to the rescission transaction, the Company presently has no assets or operations. The Company is presently looking for suitable companies or businesses for acquisition.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  Not Applicable

         (b) Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits.

                  Exhibit No.       Description
                  -----------       -----------

                  Ex. 99.1          Rescission Agreement dated December 31, 2003

                  Ex. 99.2          Press Release dated January 14, 2004

ITEM 9.  REGULATION FD DISCLOSURE.

         On January 14, 2004, AP Henderson Group issued a press release dated January 14, 2004 announcing the rescission of its acquisition of AP Henderson Ventures. A copy of the press release is attached hereto as Exhibit 99.2.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AP HENDERSON GROUP



                                       By: /s/ Richard Henry
                                           -------------------------------------
                                           Richard Henry,
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


Dated:  January 14, 2004



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                               AP HENDERSON GROUP
                                    FORM 8-K
                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                                                         METHOD OF
   NO.                         DESCRIPTION                            FILING
-----------                    -----------                            ------
  99.1          Rescission Agreement dated December 31, 2003     Filed herewith

  99.2          Press release dated January 14, 2004             Filed herewith